EXHIBIT 99.1
NATIONAL PENN BANCSHARES, INC.
REPORTS VOTING RESULTS AT
2010 ANNUAL MEETING OF SHAREHOLDERS

National Penn Bancshares, Inc. (Nasdaq: NPBC) held its annual meeting of shareholders on April 27, 2010, to elect five directors; to act upon ratification of the Audit Committee’s selection of Grant Thornton LLP, as independent auditors of National Penn for 2010; and to act upon an advisory (non-binding) proposal to approve the compensation of National Penn’s executive officers.

The final voting results are as follows:

Election of Directors

The following persons were each elected as Class I directors for three-year terms until the 2012 annual meeting of shareholders, receiving the number of votes indicated:

	For	Withheld	Abstentions	Broker Non-Votes
Donna D. Holton	80,077,929	11,632,986	0	15,453,893
Christian F. Martin IV	77,567,914	14,143,001	0	15,453,893
R. Chadwick Paul Jr.	80,081,406	11,629,509	0	15,453,893
C. Robert Roth	79,433,839	12,277,076	0	15,453,893
Wayne R. Weidner	78,042,853	13,668,062	0	15,453,893

Ratification of Auditors

Shareholders ratified the selection of Grant Thornton LLP as National Penn’s independent auditors for 2010 by the following vote:

For	Against	Abstentions	Broker Non-Votes
105,601,822	1,348,292	214,694	0

Advisory (non-binding) Approval of National Penn’s Executive Officer Compensation

Shareholders approved (as a non-binding, advisory vote) the compensation of National Penn’s executive officers by the following vote:

For	Against	Abstentions	Broker Non-Votes
79,538,958	26,499,234	1,126,616	0

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